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Set forth below is the text of a news release disseminated on June 4, 2003:

                                  NEWS RELEASE

                                                           For Immediate Release
                                                For further information contact:
                                               Investor Relations - 214-904-2288

INSTITUTIONAL SHAREHOLDER SERVICES (ISS) RECOMMENDS THAT DAVE & BUSTER'S SHAREHOLDERS VOTE FOR ENTIRE COMPANY SLATE

ISS Recommends NOT VOTING FOR Dissident Dolphin/Netter Slate

DALLAS (JUNE 4, 2003) DALLAS - Dave & Buster's Inc. (NYSE:DAB), a leading operator of upscale restaurant/entertainment complexes, announced today that Institutional Shareholder Services (ISS) - the nation's leading independent proxy voting advisory firm - has recommended that Dave & Buster's shareholders vote FOR the election of Dave & Buster's directors Peter A. Edison, James W. 'Buster' Corley and Patricia P. Priest -- the entire Dave & Buster's slate named on the WHITE proxy card.

Peter Edison is Chairman of the Board of Dave & Buster's. Buster Corley is CEO and COO and a co-founder of Dave & Buster's. Patricia Priest is a Dave & Buster's director and chair of the Audit Committee of the Board.

ISS recommended that shareholders not vote for the slate of candidates put forward by Dolphin Limited Partnership I, L.P. and dissident shareholder Don Netter.

In recommending that shareholders vote for Dave & Buster's entire slate of directors, ISS concluded the following about the Company's progress and momentum on a number of fronts:

         "The company's operating performance, as evidenced by its declining profitability and slow growth, has been disappointing. However, management has a thorough plan to improve operations and appears to be on track in reducing leverage and achieving cost savings, which will better position the company to resume growth. The company's progress has also been recognized by another major shareholder, Renaissance [Capital Group (Nasdaq: RENN)], which withdrew its proposal asking for the sale of the company. The company has agreed with Renaissance on hiring an outside investor


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relations firm and retaining an outside consultant to implement additional cost savings in the company's operations. The company has agreed to further salary cuts for the CEO and president if the company fails to achieve certain targets of pre-tax income. These are all positive changes that indicate the company has finally gathered momentum to turn around its operations. Therefore, we believe the current board deserves a chance to execute its plan and deliver results."

ISS initially recommended that shareholders vote for directors Buster Corley and Patricia Priest, and withhold their votes for Peter Edison, the Company's Chairman. However, ISS issued an "alert" yesterday recommending a vote in favor of the entire Dave & Buster's slate - including Peter Edison -after the Company made certain changes to its committee structure and Mr. Edison's committee responsibilities in order to be responsive to ISS policy standards. Those standards call for key Board committees to be comprised only of directors deemed by ISS to be "independent outsiders." While Mr. Edison qualifies as an "independent" director under current SEC and New York Stock Exchange definitions, ISS considers Mr. Edison an "affiliated outside director" due to his service as an executive of Dave & Buster's former parent company prior to Dave & Buster's becoming a public company in 1995. To be responsive to ISS standards, Mr. Edison resigned from his positions on the Audit Committee and the Nominating and Governance Committee of the Company's Board of Directors, effective June 2, 2003.

The Company has disclosed in a filing with the SEC the appointment of independent directors Mark Levy to the Audit Committee, Allen Bernstein to the Nominating and Governance Committee, and Walter Humann as Chairman of the Nominating and Governance Committee. With the changes announced today, all committees of the Board of Directors - Audit, Compensation, and Nominating and Corporate Governance - are constituted entirely of independent directors within the standards prescribed by the Securities and Exchange Commission, the New York Stock Exchange and ISS. Peter Edison remains outside Chairman of Dave & Buster's Board of Directors.

"We are delighted with the ISS recommendation for our entire slate," said Buster Corley, CEO and COO of Dave & Buster's. "We have made dramatic governance changes over the past few months that signal our clear commitment to leadership in this area, and we are building momentum in our business with cost savings, new marketing initiatives, and debt reduction. I would like to thank the many shareholders who have expressed their support over the past few weeks during our visits and phone calls - and reiterate our commitment to continuing a two-way dialogue about the Company with our investors."

About Dave & Buster's

Celebrating over 20 years of operations, Dave & Buster's was founded in 1982 and is one of the country's leading upscale, restaurant/entertainment concepts, with 32 Dave &



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Buster's locations throughout the United States. Additionally, Dave & Buster's has international agreements for the Pacific Rim, Canada, the Middle East and Mexico.

Forward-Looking Statements

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitations, by the use of forward looking terminology such as "may," "will," "anticipates," "expects," "projects," "believes," "intends," "should," or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; the outbreak or continuation of war or other hostilities involving the United States; potential fluctuation in our quarterly operating result due to seasonality and other factors; the continued service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.


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